Exhibit 10(v)

RABBI TRUST AGREEMENT

FOR

TCF EMPLOYEES DEFERRED STOCK COMPENSATION PLAN

THIS TRUST AGREEMENT, made this         day of                2011, by and between TCF Financial Corporation, a Delaware corporation (“TCF Financial”) and First National Bank in Sioux Falls (the “Trustee”);

W I T N E S S E T H:

WHEREAS, TCF Financial has previously established the TCF Employees Deferred Stock Compensation Plan (the “Plan”), which Plan is now in full force and effect; and

WHEREAS, the Plan is a nonqualified deferred compensation plan for a select group of management of TCF Financial and its subsidiaries (collectively, the “Companies” or individually, the “Company”);

WHEREAS, TCF Financial has incurred or expects to incur liability under the terms of such Plan with respect to individuals participating in such Plan;

WHEREAS, TCF Financial wishes to establish a trust (the “Trust”) and wishes for the Companies to contribute assets to be held therein, subject to the claims of the contributor company’s creditors in the event of the contributor’s insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust will constitute an unfunded arrangement and will not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for the purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and of Title I of the Employees Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, it is the intention of TCF Financial that the Trust will provide a source of funds to assist in meeting the liabilities under the Plan;

NOW, THEREFORE, the parties to this Agreement do hereby establish the Trust and agree that the Trust will be comprised, held, and disposed of as follows:

ARTICLE 1

ESTABLISHMENT AND ACCEPTANCE OF TRUST

Section 1.1.  The Company hereby deposits with the Trustee assets, which will become the principal of the Trust to be held, administered, and disposed of by Trustee as provided in this Agreement.  This Trust will be known as the “TRUST FOR TCF EMPLOYEES DEFERRED STOCK COMPENSATION PLAN.”  The Trustee hereby accepts the Trust subject to all of the terms and conditions of this Agreement, and agrees to hold and administer the assets of the Trust and to execute the Trust in accordance with the provisions hereof.  The assets deposited with the Trustee and held pursuant to this Trust are referred to herein collectively as the “Trust Fund.”

Section 1.2.  Amounts contributed to the Trust Fund or credited to the participants’ account under the Plan pursuant to the terms of the Plan are not included in the participants’ gross income for federal income tax purposes until such time as they are actually paid or otherwise made available to such participants.

Section 1.3.  The Trust established hereby will be irrevocable.

Section 1.4.  The Trust is intended to be a grantor trust, of which TCF Financial is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code (more commonly known as a “rabbi trust”) and will be construed accordingly.

Section 1.5.  The Trustee will be subject to the direction of TCF Financial as set forth herein.  To the extent TCF Financial delegates any of its rights or duties under this Agreement to a committee, a third-party plan administration firm (a “Record Keeper”), or another third party, TCF Financial will remain liable to the Trustee under this Agreement as if TCF Financial had exercised such rights or performed such duties directly.

ARTICLE 2

CONTRIBUTIONS TO THE TRUST

Section 2.1.  At any time or from time to time, any of the Companies may, in its sole discretion, make contributions of cash, TCF Financial common stock, or such other property in trust with Trustee to augment the principal to be held, administered, and disposed of as provided in this Agreement.  Notwithstanding provision herein to the contrary, upon inspection, the Trustee may decline to accept real property and other non-cash assets (other than TCF Financial common stock) into the Trust.  Neither the Trustee nor any Plan participant or beneficiary will have any right to compel such additional deposits.

a.             To the extent that assets attributable to individual Plan participants or to a Company or Companies or to a future-Trust-expense account are required for any purpose under the Plan or Trust, TCF Financial (or the Record Keeper if TCF Financial delegates such duty to the Record Keeper) will direct the Trustee regarding such allocation of assets.

b.             In addition, within ten (10) business days following the occurrence of a Change in Control as defined in the TCF Financial Incentive Stock Program (a “Change in Control”), the Companies will contribute an amount equal to 300% of the aggregate expenses incurred by the Companies in administering the Plan and by the Trustee in administering the Trust during the last full calendar year immediately preceding the occurrence of the Change in Control.  Such contribution will be accompanied by a statement, pursuant to Section 2.1(a) above, that the contribution should be allocated to the future-Trust-expense sub-account.  If the Companies cannot determine such amount with reasonable certainty prior to the date on which the contribution is due, the Companies may instead contribute $150,000 collectively.  No other contribution will be required solely on account of a Change in Control.

The Trustee will be under no obligation to collect any such contributions, and all responsibility for determining the amount, timing, and types of contributions made hereunder will be upon the Companies.  Except as provided under Section 2.1(b) hereof, nothing in this Agreement will be construed as requiring the Companies, or any of them, to make any contributions to the Trust.

Section 2.2.  All contributions so received and all proceeds, investments, reinvestments, and income thereof in the Trustee’s possession will be held, invested, and, with all disbursements therefrom, accounted for by the Trustee as provided in this Agreement.

Section 2.3.

a.             The principal of the Trust and any earnings thereon will be held separate and apart from funds of the Companies and will be used exclusively for the uses and purposes of Plan participants and general creditors as set forth herein.  Plan participants and beneficiaries will have no preferred claim on, or beneficial interest in, any assets of the Trust.  Any rights created under the Plan and this Agreement will be mere unsecured contractual rights of Plan participants and their beneficiaries against the Companies.  No portion of the Trust Fund will be diverted to or used for any purpose other than the payment of benefits pursuant to the Plan, or for the payment of expenses of administrating the Plan and the Trust, or the payment of expenses incurred in the making and administrating the Trust investment pursuant to Sections 4 and 5, until such time as the Companies’ obligations to make payments pursuant to the Plan have been fully discharged; provided, and notwithstanding anything in this Agreement to the contrary, at all times during the continuance of this Trust, the principal and income of the Trust Fund will be subject to the claims of the general creditors of the Companies under federal and state law in the event of Insolvency as defined below.  Pursuant to Internal Revenue Service Notice 2000-56, notwithstanding anything herein to the contrary, assets contributed by TCF Financial for the benefit of employees or service providers of its subsidiaries (“Parent Contributions”) will be subject to the claims of the general creditors of both TCF Financial and its subsidiaries under federal and state law in the event of Insolvency as defined below.

b.             The Trustee will cease payment of benefits to Plan participants and their beneficiaries if the Company that employs or employed the participant is Insolvent.  At all times during the continuance of this Trust, the principal and income of the Trust will be subject to the claims of general creditors of each Company under federal and state law as set forth below.  The Board of Directors and the Chief Executive Officer of each Company will have the duty to inform the Trustee in writing of that Company’s Insolvency.  If a person claiming to be creditor of a Company alleges in writing to the Trustee that such Company has become Insolvent, the

Trustee will determine whether the Company is Insolvent and, pending such determination, will discontinue payment of Plan benefits to such Company’s employees and former employees.  In response to a creditor’s written allegation that a Company is Insolvent, the Trustee will request, within 10 business days, from such Company sufficient information to determine if the Company is Insolvent.  Per Section 2.1(a), the Company (or the Record Keeper) will direct the Trustee regarding assets attributable to the Company. If the Company fails to supply sufficient information from which the Trustee may determine if the Company is Insolvent within 30 business days of the Trustee’s request, the Trustee will promptly request such information from the alleging party.  If at any time the Trustee has determined that the Company is Insolvent, the Trustee will discontinue payments to such Company’s employees and former employees and will hold all assets attributable to contributions of such Company for the benefit of such Company’s creditors.  Unless the Trustee has actual knowledge of a Company’s Insolvency or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee will have no duty to inquire whether any Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company’s solvency, and nothing in this Agreement will in any way diminish any right of the Plan’s participants or their beneficiaries to pursue their rights as general creditors of a Company with respect to benefits payable to them pursuant to the Plan.  A Company will be considered “Insolvent” for the purposes of this Agreement if it is unable to pay its debts as they mature, or if it is a party as a debtor to a proceeding pending under the U.S. Bankruptcy Code or under any other applicable state or federal bankruptcy law.  The Trustee will resume the payments of benefits to Plan participants or their beneficiaries in accordance with Article 3 of this Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust under this Section and subsequently resumes such payments, the first payment following such discontinuance will include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participant or their beneficiaries by a Company in lieu of the payments provided for under this Agreement. The Trustee may assume that no Company has made such a payment unless the Committee has notified the Trustee to the contrary.

Section 2.4.  Notwithstanding anything herein to the contrary, TCF Financial hereby represents that no Company will contribute assets to the Trust that are located outside of the United States or cause Trust assets to be transferred outside of the United States.  Furthermore, TCF Financial hereby represents that no Company will contribute to the Trust (i) in connection with a change in any Company’s financial health; (ii) when any Company’s tax-qualified defined benefit plan is in at-risk status; (iii) when any Company is a debtor in a case under the United States Bankruptcy Code or similar state law; or (iv) six (6) months before or after the date any Company’s tax-qualified defined benefit plan terminates while insufficient for benefit liabilities.  TCF Financial also represents that it will give Trustee prompt written notice should the preceding conditions (i) through (iv) preclude the operation of a Trust Agreement provision that would otherwise cause the Trust to become irrevocable.

ARTICLE 3

PAYMENTS FROM THE TRUST FUND

Section 3.1.  TCF Financial has appointed a committee of its employees to administer the Plan (the “Committee”).  The Committee will be responsible for determining the entitlement of a Plan participant or his or her beneficiary to benefits under the Plan and will consider and review any claim for benefits under the procedures set out in the Plan.  The Committee may appoint a Record Keeper to perform any of the Committee’s duties with respect to the Plan and Trust and will notify the Trustee in writing of any such appointment.  The Committee or the Record Keeper will deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable (gross and net of all taxes required to be withheld) in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.  Except as otherwise provided herein, the Trustee will make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule.  The Secretary of the Committee will certify to the Trustee the name of the persons who have the authority to act on behalf of the Committee or on behalf of the Record Keeper, respectively, and the Trustee may assume that such authority continues until the Committee notifies the Trustee to the contrary.

The Board of Directors and the Chief Executive Officer of each Company will have the duty to notify the Committee, the Record Keeper, and the Trustee of a Change in Control. Also, the Committee will notify the Record Keeper of any event that would cause benefits to be payable under the Plan.  If a purported Plan participant or beneficiary alleges in writing directly to the Trustee that a benefit is payable under the Plan, the Trustee will share such written allegation with the Committee and the Record Keeper and will await direction.

The Trustee will be held harmless and will not be liable for its acts with respect to distributions from the Trust Fund if it has acted in good faith in accordance with the most recent payment instructions provided by the Committee (or the Record Keeper) and the provisions of this Section 3.1

Section 3.2.  The Companies will pay: (a) all broker fees and other expenses incurred in connection with the sale or purchase of investments (other than investments that are intended to correspond to investments directed by Plan participants); (b) all personal property taxes, income taxes, and other taxes of any kind at any time levied and assessed under any present or future law upon, or with respect to, the Trust Fund or any property included in the Trust Fund (other than income tax amounts that are reasonably required to be withheld from payments by the Trust to participants and beneficiaries); and (c) the Trustee’s own compensation and all other reasonable expenses of administering the Plan and Trust; provided, however, that payment of legal and/or professional fees reasonably incurred by the Trustee and/or the Trust in making determinations regarding Insolvency pursuant to Section 2.3 of this Agreement will be made only if TCF Financial is notified in advance of the Trustee’s retention, which consent will not be unreasonably withheld.  Amounts due and payable to the Trustee that remain unpaid for more than thirty days after the Trustee gives TCF Financial notice of such amounts will incur interest at the highest rate of interest assessable by the Trustee for overdue payments of any kind from any other customer.  In the event the Trustee files suit to collect amounts due and unpaid under this 3.2, the Companies will reimburse the Trustee for the full amount of the Trustee’s reasonable costs and attorneys’ fees incurred in connection with the initiation, maintenance, and resolution of such suit.  In any dispute regarding amounts payable to the Trustee by the Companies pursuant to the Section 3.2, the Companies will have no right to any reduction in the amounts payable to the Trustee based on the Trustee’s performance of its duties under the Agreement (or any alleged failure to perform those duties), unless the Trustee’s actions are shown by the Companies to have been arbitrary and capricious.  Trust assets that are attributable to contributions designated for the payment of Plan expenses may be used to pay the amount payable pursuant to this Section 3.2. None of the amounts payable pursuant to this Section 3.2 will be payable from Trust assets that have been designated for Plan benefits unless and until the Trustee has exhausted all of its other legal and equitable remedies.  In the event all such remedies are exhausted, expenses will be charged to the Trust Fund without being allocated to the amount designated for Plan benefits for any particular participant, unless an expense is directly attributable to one or more participants, in which case such expense will be charged directly to the amount designated for Plan benefits with respect to such participants.  The Trustee may dispose of Trust investments, if necessary, to provide cash assets for the payment of expenses.  The Trustee will not delay or withhold payment to any participant or beneficiary on account of any dispute regarding payments due under this Section 3.2.

Section 3.3.  The Trustee will make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments from the Trust Fund as directed by the Committee or its designate, and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Companies.

Section 3.4.  Distributions pursuant to Section 3.1 will be deemed to have been sufficiently made if they are sent by first class mail to the participant or the beneficiary at the address provided to the Trustee by the Committee or the Record Keeper. If any such distribution is returned to the Trustee unclaimed, the Trustee will notify the Committee and the Record Keeper, and will not make any further distributions to such payee until the Committee or Record Keeper provides a different address for the payee.  If the payee cannot be located within twelve weeks after the Trustee’s notice to the Committee and the Record Keeper is given, the Trustee will solicit payment directions from the Committee.

Section 3.5.  TCF Financial may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan.  The Committee will notify the Trustee of TCF Financial’s decision to make payment of benefits directly prior to the time amounts would otherwise be payable to participants or their beneficiaries under the Payment Schedule.  In such notice, the Committee will specify the extent to which the Trustee should deviate from the Payment Schedule.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits according to the Plan, TCF Financial will make the balance of each such payment as it falls due.  The Trustee will notify the Committee where principal and earnings are not sufficient.

ARTICLE 3A

PAYMENTS TO A COMPANY

Except as in the event of Insolvency, no Company will have the right or power to direct the Trustee to return to any Company or to divert to others any Trust asset before all payment of benefits has been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

ARTICLE 4

INVESTMENTS OF THE TRUST FUND

Section 4.1.

a.             The Committee and the Record Keeper each has the power to direct the Trustee in the investment, reinvestment, or disposition of all the assets of the Trust.  The Trustee will invest Trust assets (including exercising voting rights with respect thereto) and dispose of Trust assets, without distinction between principal and income, only as directed by the Committee or the Record Keeper.  Such directing parties will have complete discretion with respect to the investment of Trust assets, and the Trustee will not invest or dispose of Trust assets without the direction of such a directing party.  A plan participant will have no right to direct the Trustee as to the investment of Trust assets; if the Plan permits participant involvement in the investment process, the Committee or the Record Keeper could take such involvement into account, but any resulting direction to the Trustee will be deemed to be the direction of the Committee or the Record Keeper (and not the direction of the participant) for purposes of this Agreement.  TCF Financial acknowledges that the Trustee will not have “some investment discretion” within the meaning of Revenue Procedure 92-64.

The Trustee will have no duty to question or make inquiries as to any investment direction the Committee or the Record Keeper has given as provided herein; provided, that the Trustee  may for reasonable periods of time hold in its banking department any part or all of the Trust Fund for which it has not received investment instructions uninvested in an interest-bearing or noninterest-bearing deposit account offered by Trustee without liability for any interest income resulting therefrom, pending the investment of such funds or the use of such funds for the payment of costs, expenses or benefits payable under the Plan, even though the Trustee receives and retains float income therefrom.

b.             The Trustee will not be liable for any action taken or omitted by it pursuant to the written directions of the Committee or the Record Keeper.

Section 4.2.  Notwithstanding the foregoing, the rights of each Plan participant to the amounts credited for Plan benefits will be subject to the claims of the general creditors of the Company that employs or employed the participant.

Section 4.3.  During the term of this Trust, all income received by the Trust, net of expenses and taxes, will be distributed to the participants, except as provided under the terms of the Plan.

ARTICLE 5

POWERS AND DUTIES OF THE TRUSTEE

Section 5.1.    In addition to the powers and duties conferred upon the Trustee by any other provision of this Agreement, but subject to the provisions of Article 4 hereof, the Trustee will have all the usual powers conferred by law on trustees and will also have the following express powers with respect to the Trust Fund:

a.             To retain, to exchange for any other property, to sell in any manner and at any time, to divide, subdivide, partition, mortgage, improve, alter, remodel, repair, and develop in any manner any property, real or personal, to lease such property for any period of time, and to grant options to sell or lease any such property, without regard to restrictions and without the approval of any court.

b.             As directed by the Committee, to vote stock held by the Trust Fund personally or by proxy, and to delegate the Trustee’s voting powers with respect to such stock to such proxy.

c.             To exercise subscription, conversion, and other rights and options as directed by the Committee, and to make payments form the Trust Fund in connection therewith.

d.             At the direction of the Committee, to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing, and any other plan or change affecting any property constituting a part of the Trust Fund, and in connection therewith to delegate its discretionary powers and to pay assessments, subscriptions, and other charges from the Trust Fund.

e.             In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle, and extend the time of payment of any claim of whatsoever nature in favor of or against the Trustee or all or any part of the Trust Fund.

f.              At the direction of the Committee, to borrow money from any person and to pledge assets of the Trust Fund as security for repayment of any such loan.

g.             Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee will not have any power that could result in the Trust being classified as a business entity such as a corporation or partnership within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

h.             The Trustee is expressly authorized to (i) engage in any transaction with,  or acquire services from, an organization affiliated with the Trustee, including any department or division of the Trustee, and any future successors thereto (collectively for purposes of this paragraph referred to as the “Affiliated Entities”, to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust, (ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provide, for a fee, services in any capacity and (iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee.  The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction.  Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T).  Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account.

i.              The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by TCF Financial.  All rights associated with assets of the Trust will be exercised by the Trustee or the person designated by the Trustee and will in no event be exercisable by or rest with Plan participants.  TCF Financial will have the right, at any time and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.  The right is exercisable by TCF Financial in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

j.              Permissible investments under this Agreement include investments administered, advised, custodied, issued, offered, sponsored, underwritten, supported by the credit of, or other serviced by the Trustee or by an affiliate of the Trustee, including but not limited to deposit accounts, certificates of deposit, securities, obligations, mutual fund shares, and common trust funds (in which case the relevant declarations of trust from any such common trust fund will constitute part of this Agreement).

Section 5.2.  The Trustee will have no duties whatsoever except as are specifically set forth as such in this Agreement, and no implied covenant or obligation will be read into this Agreement against the Trustee.

Section 5.3.  The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different from) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

ARTICLE 6

ACCOUNTS OF THE TRUSTEE; VALUATION OF TRUST FUND

Section 6.1.  The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements, distributions, and other transactions.  Such accounts will be open to inspection and audit by TCF Financial at all reasonable times during business days.

Section 6.2.  As of each December 31st, and at such other times as the Committee may reasonably require, the Trustee will determine the fair market value of the Trust Fund and will notify the Committee and the Record Keeper in writing of the fair market value as so determined within 30 days thereof.  The fair market value of the Trust Fund will be the fair market value of all securities and other assets then held in the Trust Fund, including all income received since the last valuation and income accrued and unpaid at the close of the valuation period.  In determining fair market value, the Trustee may rely upon any information that it believes to be reliable, including reports of sales and of bid and asked prices of issues listed on an exchange as disclosed in newspapers of general circulation or in generally recognized financial services, quotations with respect to unlisted issues as supplied by any reputable broker or investment bank, or from any other source that the Trustee believes to be reliable, or the Trustee may make any such determination based upon its own analysis of such records or reports of any company issuing such stock or other securities as are made available to them.  The Committee will direct the Trustee as to the value of any Trust asset lacking a readily obtainable fair market value.

ARTICLE 7

ADMINISTRATIVE PROVISIONS

Section 7.1.   Except as otherwise specifically provided herein, the Trustee may rely upon the authenticity, truth, and accuracy of, and will be fully protected in acting upon:

a.             Any copy of a resolution of the Board of Directors of TCF Financial or any of the Companies, if certified by the Secretary or an Assistant Secretary of the appropriate Company under its corporate seal.

b.             Any notice, direction, certification, approval, or other writing of the Committee, if evidenced by an instrument signed in the name of the Committee by one or more of its members or by the Secretary of TCF Financial.

c.             Any notice, direction, certification, or other writing, given by the authorized Record Keeper pursuant to this Agreement which is believed by the Trustee to be genuine and to have been sent by such Record Keeper.

Section 7.2.  TCF Financial will pay Trustee’s fees and reasonable expenses, including expenses for engaging third-party service providers.  Such expenses will not be offset from Trustee fees.

Section 7.3.  No person dealing with the Trustee will be obligated to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee’s authority to consummate the same.

Section 7.4.   Ownership of the assets comprising the Trust Fund will be in the Trustee, in its capacity as Trustee, and participants in the Plan and their beneficiaries will have no right or interest in or to such assets, except as specifically provided herein.  The rights of any participant or his beneficiaries to any benefits or future payments hereunder or under the provisions of the Plan will be solely those of unsecured, general creditors of the Companies, and such rights will not be subject to attachment, garnishment or other legal process by any creditor of any such participant or beneficiary.  Except to the extent that a Plan participant will have a continuing right to designate a beneficiary of any amount payable in the event of his death, benefits payable to Plan participants or their beneficiaries under this Agreement may not be alienated, anticipated, commuted, pledged, encumbered, transferred, or assigned (either at law or in equity), or subjected to attachment, garnishment, level, execution, or other legal or equitable process.

Section 7.5   Any direction, notice, or other communication under this Agreement will be given in writing and, unless the recipient has timely delivered a superseding address hereunder, addressed as indicated below.  The Committee will apprise the Trustee of such contact information for any Record Keeper.  The Trustee will not be charged to Trustee’s detriment with knowledge of an emailed direction if the email cannot be shown to have been sent to Trustee return-receipt requested.

If to Trustee:

First National Bank Sioux Falls

c/o Thomas Benz, Vice President and Trust Officer

100 South Phillips Avenue

Post Office Box 5186

Sioux Falls, South Dakota 57117-5186

tfbenz@fnbsf.com

If to TCF Financial, the Committee, or any Company:

TCF Financial Corporation

c/o Beth Paulson, Vice President

200 Lake Street East, Mail Code EX0-01-A

Wayzata, MN 55391

bpaulson@tcfbank.com

ARTICLE 8

SUCCESSION OF TRUSTEES

Section 8.1.   The Trustee acting hereunder will be one qualified corporation appointed by TCF Financial to serve in such capacity.

Section 8.2.    The Trustee may be removed by the Board of Directors of TCF Financial at any time upon the receipt by the Board of Directors of TCF Financial of the consent of at least two-thirds of the aggregate of (i) the Plan’s participants who are active employees, (ii) the participants who are former employees but who are entitled to benefits under the Plan and (iii) the beneficiaries of deceased participants who are entitled to benefits under the Plan (counting the multiple beneficiaries of a single participant as beneficiary, whose consent is given only if a majority of such beneficiaries give their consent) to such removal.  Any such notice of removal provided to the Trustee will include a certification from TCF Financial that the consent required under this paragraph has been obtained in full.   Any such notice of removal will be effective 30 days after delivery to the Trustee or upon such shorter notice as accepted by the Trustee.

Section 8.3.    The Trustee may resign as Trustee hereunder by filing with the Committee a written resignation which will take effect 30 days after the date of such filing.  A Change in Control will not limit the Trustee’s ability to resign.

Section 8.4.   All of the provisions set forth herein with respect to the Trustee will relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee originally had been named herein as a Trustee.

Section 8.5.  Upon the appointment of a successor Trustee, the removed or resigning Trustee will transfer and deliver those assets of the Trust Fund in its possession or under its control to the remaining Trustee or Trustees, if any, or otherwise to the successor Trustee or Trustees, together with all such instruments of transfer, conveyance, assignment, and further assurance as the remaining or successor Trustee may reasonably require.  Any removed or resigning Trustee will, at the request of the Committee, or may, in its own discretion, file with the Committee an account of its actions as Trustee.  The receipt and approval by the Committee of the final account of the removed or resigning Trustee will be a full and complete acquittal and discharge from liability of such removed or resigning Trustee, and any successor Trustee will have no liability whatsoever for the acts or omissions of any prior Trustee in which it did not participate.  If the Committee will fail to express in writing its objections to any account delivered by any removed or resigning Trustee within six months from the date of receipt by the Committee of such account, such account will be considered as approved by the Committee.

Section 8.6.   If the Trustee resigns or is removed, and TCF has failed to provide Trustee with a successor trustee’s written acceptance of trusteeship with respect to the Trust on or by the effective date of such resignation or removal, the Trustee may apply to a court of competent jurisdiction for appointment of a successor.  The expenses of the Trustee in connection with such a proceeding will be charged to the Trust.

ARTICLE 9

AMENDMENT AND TERMINATION OF THE TRUST

Section 9.1.   This Agreement may be amended at any time and from time to time by way of a written instrument signed by TCF Financial and the Trustee, to the extent that Plan participants and beneficiaries who are then entitled to benefits under the Plan have consented in writing thereto.  In any event, no amendment will conflict with the terms of the Plan.

Section 9.2.  This Trust will not be terminated until all of the Companies’ obligations to make distributions pursuant to the Plan have been fully discharged, except to the extent that Plan participants and beneficiaries who are then entitled to benefits under the Plan have consented in writing to an earlier termination.  To the extent the Trust is terminated, Trust assets (including Parent Contributions) remaining after payment of outstanding charges under this Agreement will be distributed to TCF Financial.

Section 9.3.  TCF Financial will be responsible for obtaining such consents.  (If a single deceased participant has multiple beneficiaries, all such beneficiaries will be deemed to have consented if a majority have actually consented, and none of such beneficiaries will be deemed to have consented if less than a majority has actually consented.)  TCF Financial will notify the Trustee and the Record Keeper in writing of those participants and beneficiaries who have not consented; as to such individuals, the Trust will persist without changes to its terms.  The Trustee may assume that TCF Financial has obtained all possible consents unless TCF provides written notice to the contrary upon signing the amendment or directing Trust termination, as the case may be.

ARTICLE 10

MISCELLANEOUS

Section 10.1.   Each Company making a contribution to the Trust Fund pursuant to the provisions of the Plan will, by virtue of its making such contribution, become a party to this Agreement and will have the same rights and obligations as if it had executed this Agreement as one of the original parties thereto.  Nonetheless, this provision will not diminish TCF Financial’s duties to the Trustee under this Agreement, including the duty to indemnify, hold harmless, and release the Trustee.

Section 10.2.  Nothing contained in this Agreement will be deemed to constitute a contract of employment between the Companies and any employee of any of them.

Section 10.3.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be the original, and all of such counterparts will together constitute one and the same document.

Section 10.4.  Except when otherwise indicated by the context, any masculine terminology used in this Agreement will also include the feminine and neuter, and the definition of any term herein in the singular will also include the plural (and vice versa).  The headings of Articles of this Agreement are for convenience of reference only and will have no substantive effect on the provisions of this Agreement.

Section 10.5.  Any notice required hereunder may be waived by the person entitled thereto.

Section 10.6.  This Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota, except to the extent superseded by applicable federal laws.  All controversies arising under this Agreement and not otherwise resolved will be submitted to a United States District Court or state court of competent jurisdiction located in such state.  The Trustee will not be required to account in any other court.

Section 10.7.  This Agreement will constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and will supersede and replace all previous agreements relating to the same subject matter, both written and oral.

Section 10.8.  The effective date of this Agreement will be the date first written above.

Section 10.9.  Where this Agreement and the Plan conflict, this Agreement will prevail as to the rights and duties of the Trustee.

Section 10.10  Any provision of this Agreement prohibited by law will be ineffective to the extent of any such prohibition without invalidating the remaining provisions thereof.

ARTICLE 11

SPECIAL PROVISIONS REGARDING DEFERRED STOCK

Section 11.1.  Effective for deferrals of incentive compensation earned in 2011 and thereafter the Trustee shall accept as directed by the Committee contributions of common stock of TCF Financial Corporation issued in the name of the Trustee pursuant to the terms of the applicable award agreement under the TCF Financial Incentive Stock Program or any successor plan thereto.  Each such contribution of Deferred Stock shall be accompanied by a designation of the date or dates on which such Stock shall become transferable by the Trustee as well as any events which may cause acceleration of such dates.  Deferred Stock shall not be transferable by the Trustee prior to such date or dates.  If a Plan participant or beneficiary becomes entitled to benefits from the Plan, any Deferred Stock which is not yet transferable shall be returned to TCF Financial and canceled.  In all other respects, Deferred Stock held by the Trustee shall be subject to the same terms and conditions as apply to other stock held by the Trustee.

IN WITNESS WHEREOF, TCF Financial and the Trustee have caused this Agreement to be executed effective as of the day and year first above written.

TCF FINANCIAL CORPORATION

By:

Its:

FIRST NATIONAL BANK IN SIOUX FALLS

By:

Its: